SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO INDUSTRIES

                    GAMCO INVESTORS, INC.
                                 5/23/03            6,500             4.6300
                                 5/16/03            5,000-            4.7054
                                 5/14/03            2,000             4.6800
                                 5/13/03            5,300             4.7500
                                 5/12/03            5,000             4.6566
                                 5/09/03            5,000             4.6922
                                 4/30/03              500             4.6500
                                 4/29/03            4,500             4.6418
                                 4/16/03            5,000             3.9320
                                 4/02/03            2,000             3.3175
                    GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 5/28/03            9,300             4.7700
                                 5/27/03            6,700             4.7500
                                 5/12/03            7,000             4.6000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.